UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2006

INTERNET COMMERCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24996	13-3645702
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

6025 The Corners Parkway, Suite 100
Norcross, Georgia  30092

(Address of Principal Executive Offices)

(Zip Code)

(678) 533-8000
(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On May 9, 2006, Internet Commerce Corporation, a Delaware corporation (the “Company”), acquired all of the outstanding capital stock of Enable Corp., a Delaware corporation (“Enable”), pursuant to that Share Purchase Agreement, dated May 9, 2006 (the “Agreement”) by and among the Company, Enable and all of the stockholders of Enable (the “Sellers”). Enable is a privately held company with headquarters in New York City delivering web-based business-to-business transaction management services designed to facilitate electronic trading between buyers and suppliers.

Under the terms of the Agreement, the Company agrees to pay an aggregate price of $6,903,000, which is comprised of $4,203,000 in cash and approximately 686,324 shares of the Company’ class A common stock having a value of $2,700,000 (“Stock Consideration”). The shares comprising the Stock Consideration to be issued in connection with the acquisition will be issued in reliance on certain exemptions from registration available under applicable securities law. The Agreement also includes customary representations, warranties and covenants of all parties.

The Company and Crossbow Venture Partners, LP, a Seller who will receive the Stock Consideration (“Equity Seller”), have entered into a Registration Rights Agreement requiring the Company to file a registration statement on Form S-3 covering the resale of such shares comprising the Stock Consideration within 45 days following the closing of the acquisition. Pursuant to the Registration Rights Agreement, the Company agrees to appoint Matthew Shaw, the initial designee of Equity Seller, as a director of the Company. For so long as the shares held by Equity Seller constitutes 2.5% or more of the outstanding shares of the Company’s class A common stock, the Company further agrees to recommend to its stockholders that the Equity Seller’s designee be elected to the Company’s Board of Directors at any annual or other stockholder meeting where directors are to be elected and to cause management to vote any stockholder proxies held by management in favor of such election.

The foregoing description of the Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements which are filed as Exhibits 2.1 and 10.1, respectively, hereto and are incorporated herein by reference. A copy of the press release issued by the Company is attached as Exhibit 99.1 and incorporated herein by this reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference. Pursuant to the Agreement, the Company issued shares of the Stock Consideration to the Equity Seller in reliance upon the exemptions from registration requirements provided by Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The Company relied upon representations, warranties, and agreements of the Equity Seller made in the Agreement, including its agreement with respect to restrictions on resale, in support of the satisfaction of the conditions contained in Section 4(2) of the Securities Act or Regulation D under the Securities Act.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference. On May 9, 2006, in connection with the acquisition of Enable and pursuant to the Registration Rights Agreement, the Board of Directors of the Company appointed Matthew Shaw, a designee and a principal of the Equity Seller, to serve on the Board of Directors effective immediately. The appointment of Mr. Shaw to serve as director of the Company will be submitted to the Company’s stockholders at the next annual meeting of stockholders. Other than the acquisition transactions contemplated by the Agreement, there is no transaction, or any currently proposed transaction, to which the Company or any of its subsidiaries was or is to be a party and in which Mr. Shaw had, or will have, a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

It is impracticable to provide all of the required financial statements for Enable at this time. The Company will file such financial statements by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 days after the date of this Current Report on Form 8-K must be filed.

(b)           Pro forma Financial Information.

It is impracticable to provide the required pro forma financial statements for Enable at this time. The Company will file such pro forma financial statements by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 days after the date of this Current Report on Form 8-K must be filed.

(d)           Exhibits.

2.1           Share Purchase Agreement, dated May 9, 2006, by and among Internet Commerce Corporation, Enable Corp., and the stockholders of Enable Corp. listed on the signature page.

10.1         Registration Rights Agreement, dated May 9, 2006, by and among Internet Commerce Corporation and Crossbow Venture Partners, LP.

99.1         Press Release, dated May 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET COMMERCE CORPORATION

By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated:  May 12, 2006

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Share Purchase Agreement, dated May 9, 2006, by and among Internet Commerce Corporation, Enable Corp., and the stockholders of Enable Corp. listed on the signature page.

10.1	Registration Rights Agreement, dated May 9, 2006, by and among Internet Commerce Corporation and Crossbow Venture Partners, LP.

99.1	Press Release, dated May 10, 2006.